SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2005

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois	60018
	(Address of principal executive offices)	(Zip Code)

(847) 384-6100

(Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On April 27, 2005, Kanbay Incorporated (“Kanbay US”), a wholly-owned subsidiary of Kanbay International, Inc. (“Kanbay”), entered into a memorandum of agreement (the “Agreement”) with HSBC Technology & Services (USA) Inc. (formerly Household International, Inc.) (“HSBC US”), which is an affiliate of Kanbay’s largest stockholder and client.  The Agreement provides that, effective as of April 19, 2005 (the “Effective Date”), all existing engagements under the Consulting Agreement dated November 14, 1994 (the “1994 Agreement”) between Kanbay US and HSBC US are governed by the terms of the Consultancy Services Global Supply Agreement dated April 27, 2005 between Kanbay Europe Ltd., a wholly-owned subsidiary of Kanbay, and HSBC Holdings plc.  The Agreement also provides that the 1994 Agreement was terminated as of the Effective Date.

Item 1.02.       Termination of a Material Definitive Agreement.

Upon the execution of the Agreement on April 27, 2005, the 1994 Agreement was terminated as of the Effective Date.  The information required by this Item 1.02 is included in Item 1.01 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: May 3, 2005	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President and Chief Financial Officer